Scaling for Sustainable Growth Q1 2025 EARNINGS CONFERENCE CALL April 22, 2025

Q1 2025Herc Holdings Inc. NYSE: HRI 2 Herc Rentals Team and Agenda Agenda Safe Harbor Q1 2025 Overview Q1 Operations Review Q1 Financial Review 2025 Outlook Q&ALarry Silber President & Chief Executive Officer Aaron Birnbaum Senior Vice President & Chief Operating Officer Mark Humphrey Senior Vice President & Chief Financial Officer Leslie Hunziker Senior Vice President Investor Relations, Communications & Sustainability

Q1 2025Herc Holdings Inc. NYSE: HRI 3 Safe Harbor Statements and Non-GAAP Financial Measures Forward-Looking Statements This presentation includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, and the Private Securities Litigation Reform Act of 1995. Forward looking statements are generally identified by the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts," "looks," and future or conditional verbs, such as "will," "should," "could" or "may," as well as variations of such words or similar expressions. All forward-looking statements are based upon our current expectations and various assumptions and there can be no assurance that our current expectations will be achieved. You should not place undue reliance on the forward-looking statements. They are subject to future events, risks and uncertainties - many of which are beyond our control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected include, but are not limited to, the following: (1) the cyclical nature of our industry and our dependence on the levels of capital investment and maintenance expenditures by our customers; (2) the competitiveness of our industry, including the potential downward pricing pressures or the inability to increase prices; (3) our dependence on relationships with key suppliers; (4) our heavy reliance on communication networks, centralized information technology systems and third party technology and services and our ability to maintain, upgrade or replace our information technology systems; (5) our ability to respond adequately to changes in technology and customer demands; (6) our ability to attract and retain key management, sales and trades talent; (7) our rental fleet is subject to residual value risk upon disposition; (8) the impact of climate change and the legal and regulatory responses to such change; (9) our ability to execute our strategy to grow through strategic transactions;(10) our significant indebtedness; and (11) our ability to complete the acquisition of H&E Equipment Services, Inc. and our ability to realize the anticipated benefits of the proposed transaction. Further information on the risks that may affect our business is included in filings we make with the Securities and Exchange Commission from time to time, including our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and in our other SEC filings. We undertake no obligation to update or revise forward- looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. Information Regarding Non-GAAP Financial Measures In addition to results calculated according to accounting principles generally accepted in the United States (“GAAP”), the Company has provided certain information in this presentation that is not calculated according to GAAP (“non-GAAP”), such as adjusted net income, adjusted earnings per diluted share, EBITDA, adjusted EBITDA, adjusted EBITDA margin, REBITDA, REBITDA margin, REBITDA flow-through and free cash flow. Additionally, certain results are presented excluding the Cinelease studio entertainment business. Management uses these non-GAAP measures to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies. For the definitions of these terms, further information about management’s use of these measures as well as a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures, please see the appendix that accompanies this presentation.

Q1 2025: Delivering on Growth Strategies

Strategies to Accelerate ROIC and Increase Shareholder Returns:

Grow the Core

Expand Specialty

Elevate Technology

Allocate Capital

Execute at Highest Level

Optimize branch network for fleet / operating efficiencies at scale

- Executed merger agreement to acquire H&E Equipment Services; 160 locations
- Opened 3 previously planned greenfield locations

Enhance fleet mix

- Focused on specialty fleet to support mega projects, cross-selling and end-market expansion

Support customers' efficiency goals through data and telematics

- Advanced our industry leading digital capabilities: ProControl by Herc Rentals™

Prioritize Capital and Invest Responsibly

- Continued disciplined investments in fleet
- Declared regular dividend

Lead through continuous improvement with E3OS

- Standardized processes
- Committed to superior customer experiences

HercRentals® Herc Holdings Inc. NYSE: HRI Q1 2025 | 4

Q1 2025Herc Holdings Inc. NYSE: HRI 5 Market and Transaction Updates • Demand Environment ◦ Local vs National • 2025 Tariff Implications ◦ Primarily domestic sourced • H&E Closing Timeline ◦ HSR ◦ S-4 Registration ◦ Tender Offer • H&E Integration Planning

Q1 2025Herc Holdings Inc. NYSE: HRI 6 Operations Review Aaron Birnbaum Senior Vice President and Chief Operating Officer

Q1 2025Herc Holdings Inc. NYSE: HRI 7 Focusing on Safety Continuing focus on Perfect Days • Q1 25 all branches reported > 96% Perfect Days • Perfect Days are those with no: • OSHA reportable incidents • At-fault moving vehicle accidents • DOT violations Total TTM Recordable Incident Rate is 0.93 — favorable to industry standard of 1.0 Proven safety record is a must-have for customers Herc's Safety Program is integrated into all acquisitions

Q1 2025Herc Holdings Inc. NYSE: HRI 8 Delivering Growth and Resiliency through Diversification Q1 Local vs. National Revenue Mix 47% 53% NationalQ1 Revenue by Customer1 37% 26% 18% 14% 5% Local Commercial Facilities Contractors Infrastructure & Government Other Industrial • Local account revenue 53% of total vs 55% in 1Q24; local growth restricted by interest rate environment ◦ Infrastructure projects and recent acquisitions help offset slowdown in commercial sector • National account revenue continues to benefit from general growth and mega project activity ◦ Growth from mix of existing projects ramping up and new projects launching in 2025 ◦ Project pipeline remains strong; supported by private- and federal-funding opportunities • Long-term, balanced target of 60% local / 40% national accounts 1. Refer to our 10-K for description of industries related to each customer classification.

Q1 2025Herc Holdings Inc. NYSE: HRI 9 Optimizing Fleet Mix and Lifecycle Performance 1. Original equipment cost based on ARA guidelines. 2. End fleet as of March 31, 2025, includes Cinelease $167 $344 $366 $200 $74 2024 2025 Q1 Q2 Q3 Q4 Fleet Expenditures at OEC1 $ in millions $150 $139 $199 $235$234 2024 2025 Q1 Q2 Q3 Q4 Fleet Disposals at OEC1 $ in millions 24% 24% 11% 19% 22% • Focus on fleet efficiency: ◦ Disciplined expenditures for rotation, mega projects, specialty equipment ◦ Dispositions to align utilization and cull 2024 acquisition fleet • Q1 25 disposals generated proceeds of ~45% of OEC ◦ Strong execution of sales channel-management strategy ◦ Average age of fleet disposals in the quarter of 88 months • Average fleet age of 47 months at March 31, 2025 $6.9 billion at OEC1,2 Fleet Composition Specialty Aerial Earthmoving Material Handling Other

Q1 2025Herc Holdings Inc. NYSE: HRI 10 Continued Strength in Key End Markets 1.Source: IIR as of March 2025 2.Source: Dodge Analytics U.S. as of March 2025 3.Source: Dodge Analytics U.S. as of March 2025; mega project defined as total dollar value exceeding $250 million Industrial Spending1 $317 $328 $309 $298 $352 $457 $519 $503 $495 $471 $466 18 19 20 21 22 23 24 25E 26E 27E 28E $ in billions Non-Residential Starts2 $298 $314 $261 $305 $442 $417 $447 $482 $489 $518 $552 18 19 20 21 22 23 24 25E 26E 27E 28E $ in billions — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — Infrastructure Starts2 $191 $212 $194 $209 $257 $303 $330 $357 $376 $390 $387 18 19 20 21 22 23 24 25E 26E 27E 28E $ in billions — — — — — — — — — — — — — — — — — — Mega Project Starts3 $228 $216 $547 23 24 25E $ in billions

Capitalizing on Growth Trends Across Diverse Customer and Project Base

Contractors (37%)

- Electrical
- General Contractors
- Mechanical
- Remediation & Environmental
- Residential
- ***Restoration***
- ***Specialty Contractors***

Industrial (26%)

- Agriculture
- Chemical Processing
- Industrial Manufacturing
- Metals & Minerals
- Oil & Gas Production
- Oil & Gas Pipeline
- Oil & Gas Refineries
- Pharmaceutical
- Power
- Pulp. Paper & Wood
- Shipbuilding/Yards
- ***Aerospace***
- ***Alternative***
- ***Automotive/EV***
- ***Energy/ Renewables***
- ***Food & Beverage***

Infrastructure & Gov. Direct (18%)

- Airports
- Bridge
- Federal Government
- Local & State Government
- Military Base
- Prisons
- Railroad & Mass Transportation
- Streets, Road & Highway
- Sewer & Waste Disposal
- Water Supply & Distribution
- ***Utilities***

Commercial Facilities (14%)

- Banks
- Casinos
- Hospitality (hotel & motel)
- Parking Garages
- Religious Building
- Retail Facilities
- ***Commercial Warehousing***
- ***Education***
- ***Facility Maintenance***
- ***Healthcare***
- ***Data Centers***

Other (5%)

- Sporting Events
- TV, Film & Radio
- ***Live Events***

Herc Rentals is Well Positioned with Current Trending Opportunities

Chip Plants | **Data Centers** | **Renewables** | **EV/Battery** | **Utilities** | **Healthcare** | **Infrastructure** | **LNG Plant**

Pipeline of new construction and maintenance projects offers wide spectrum of growth opportunities

New verticals since 2016 in **bold**.

HercRentals® Herc Holdings Inc. NYSE: HRI Q1 2025 | 11

Financial Review Mark Humphrey Senior Vice President and Chief Financial Officer

Q1 2025Herc Holdings Inc. NYSE: HRI 13 Q1 2025 Financial Results * NM - Not Meaningful 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 19 2. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies 3. Based on ARA guidelines Three Months Ended March 31, $ in millions, except per share data 2025 2024 2025 vs 2024 % Change Equipment Rental Revenue $739 $719 2.8% Total Revenues $861 $804 7.1% Net Income (Loss) $(18) $65 (127.7)% Earnings Per Diluted Share $(0.63) $2.29 (127.5)% Adjusted Net Income1 $37 $67 (44.8)% Adjusted Earnings Per Diluted Share1 $1.30 $2.36 (44.9)% Adjusted EBITDA1 $339 $339 —% Adjusted EBITDA Margin1 39.4% 42.2% (280) bps REBITDA1,2 $307 $313 (1.9)% REBITDA Margin1,2 41.2% 43.1% (190) bps REBITDA YoY Flow-Through1,2 (31.6)% 50.8% NM* Average Fleet3 (YoY) 9.2% 10.1% Dollar Utilization3 37.6% 39.7% (210) bps ROIC 9.5% 10.0% (50) bps

Q1 2025Herc Holdings Inc. NYSE: HRI 14 Q1 2025 Financial Results Excluding Cinelease Studio Entertainment1 * NM - Not Meaningful 1. Results excluding the Cinelease studio entertainment business is referred to as "core" business. For a reconciliation to the most comparable GAAP financial measures, see the Appendix beginning on Slide 19 2. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies 3. Based on ARA guidelines Three Months Ended March 31, $ in millions 2025 2024 2025 vs 2024 % Change Core Equipment Rental Revenue $724 $690 4.9% Core Total Revenues $844 $774 9.0% Core Net Income ($18) $58 (131.0)% Core Adjusted EBITDA $338 $329 2.7% Core Adjusted EBITDA Margin 40.0% 42.5% (250) bps Core REBITDA2 $307 $304 1.0% Core REBITDA Margin2 42.1% 43.6% (150) bps Core REBITDA YoY Flow-Through2 9.1% 46.4% NM* Core Average Fleet3 (YoY) 9.7% 11.3% Core Dollar Utilization3 38.4% 40.2% (180) bps Core ROIC 9.8% 10.9% (110) bps

Q1 2025Herc Holdings Inc. NYSE: HRI 15 Disciplined Capital Management 1. The AR Facility is excluded from current maturities of long-term debt as the Company has the intent and ability to consummate refinancing and extend the term of the agreement 2. Total liquidity includes cash and cash equivalents and the unused commitments under the ABL Credit Facility and AR Facility 3. For a definition and calculation, see the Appendix beginning on Slide 19 Maturities As of March 31, 2025 $ in millions $1,200 $800 $1,620 $359 2025 2026 2027 2028 2029 $75 Finance Leases 2025-2032 2027 Senior Unsecured Notes ABL Credit Facility AR Facility1 2029 Senior Unsecured Notes ABL Credit Facility Ample liquidity2 of $1.9 billion provides financial flexibility Net leverage3 of 2.5x, within target range of 2.0x to 3.0x Free cash flow of $49 million for first quarter 2025 Quarterly dividend increased 5% to $0.70 per share, paid on March 4, 2025 Credit Ratings: Moody's CFR Ba2; S&P BB March 2025 Moody's and S&P maintain corporate rating

Affirming 2025 Outlook (Excluding Cinelease)

Metric	2024 Actual	2025 Guidance
Equipment Rental Revenue	10%	4% to 6%
Adjusted EBITDA	$1.562 billion	$1.575 billion to $1.650 billion
Net Rental Equipment Expenditures	$760 million	$400 to $600 million
Gross Capex	$1.048 billion	$700 to $900 million

Key Assumptions for Full-Year 2025 excluding Cinelease:

- Local markets remain relatively flat; prior-year acquisitions and mega projects drive growth
- Fleet efficiency remains a priority
- Net fleet capex supports replacement fleet, mega projects, specialty equipment growth
- Used equipment market normalizing; continue the shift to higher-margin retail/wholesale sales channels
- Expect to be free cash flow positive
- Ongoing focus on operating leverage to improve margins
- Interest expense roughly flat YoY, dependent on rate actions
- Tax rate ~25%; expect to be first-time cash tax payer

HercRentals® Herc Holdings Inc. NYSE: HRI Q1 2025 | 16

Q1 2025Herc Holdings Inc. NYSE: HRI 17 Scaling Herc's Premier Platform for Superior Value Creation • Immediately accelerates Herc's proven strategy • Substantial revenue and cost synergies with superior cash flow conversion characteristics • Capital efficiency through optimization of fleet • Increase presence in key regions and enhanced geographic diversification • Leverage Herc's industry leading technologies • Shared commitment to excellence H&E Transaction Overview

Q1 2025Herc Holdings Inc. NYSE: HRI 18 Purpose, Vision, Mission and Values Purpose: We equip our customers and communities to build a brighter future

Appendix

Q1 2025Herc Holdings Inc. NYSE: HRI 20 Glossary of Terms Commonly Use in the Industry OEC: Original Equipment Cost which is an operating measure based on the guidelines of the American Rental Association (ARA), which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date). Fleet Age: The OEC weighted age of the entire fleet, based on ARA guidelines. Net Fleet Capital Expenditures: Capital expenditures of rental equipment minus the proceeds from disposal of rental equipment. Dollar Utilization ($ UT): Dollar utilization is an operating measure calculated by dividing equipment rental revenue (excluding re-rent, delivery, pick-up and other ancillary revenue) by the average OEC of the equipment fleet for the relevant time period, based on ARA guidelines. Pricing: Change in pure pricing achieved in one period versus another period. This is applied both to year-over-year and sequential comparisons. Rental rates are based on ARA guidelines and are calculated based on the category class rate variance achieved either year-over-year or sequentially for any fleet that qualifies for the fleet base and weighted by the prior year revenue mix.

Cinelease Studio Entertainment Assets Held for Sale

Cinelease is Herc's studio management and lighting and grip business

- Market preference for lighting and grip equipment to be part of studio ownership
- Owning studio real estate does not align with Herc strategy
- Lighting and grip equipment represents ~4% of OEC

Cinelease sale process underway



Cinelease assets held for sale

Herc Entertainment Services (HES) will continue to provide rentals to entertainment industry

Equipment Types

- aerial equipment,
- forklifts,
- carts,
- generators,
- climate solutions

Project Types

- in-studio TV & Film productions
- off-location TV & Film productions
- live entertainment venues



HES to continue to service market

HercRentals® Herc Holdings Inc. NYSE: HRI Q1 2025 | 21

Q1 2025Herc Holdings Inc. NYSE: HRI 22 Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through EBITDA, Adjusted EBITDA, and REBITDA—EBITDA represents the sum of net income, provision (benefit) for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of transaction related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain (loss) on disposal of a business and certain other items. REBITDA represents Adjusted EBITDA excluding the gain (loss) on sales of rental equipment and new equipment, parts and supplies. EBITDA, Adjusted EBITDA and REBITDA do not purport to be alternatives to net income as an indicator of operating performance. Additionally, none of these measures purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments. Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through—Adjusted EBITDA Margin (Adjusted EBITDA / Total Revenues) is a commonly used profitability ratio. REBITDA Margin (REBITDA / Equipment rental, service and other revenues) and REBITDA Flow- Through (the year-over-year change in REBITDA/the year-over-year change in Equipment rental, service, and other revenues) are useful operating profitability ratios to management and investors. EBITDA, Adjusted EBITDA, REBITDA, Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through Excluding Studio Entertainment—On slide 24, each metric has been adjusted to exclude the studio entertainment business due to the intent to sell that business and provides the operating performance of the remaining business.

Q1 2025Herc Holdings Inc. NYSE: HRI 23 Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through Three Months Ended March 31, $ in millions 2025 2024 Net income (loss) $ (18) $ 65 Income tax provision 10 16 Interest expense, net 62 61 Depreciation of rental equipment 172 160 Non-rental depreciation and amortization 33 29 EBITDA 259 331 Non-cash stock-based compensation charges 6 5 Transaction related costs 74 3 Adjusted EBITDA 339 339 Less: Gain (loss) on sales of rental equipment 29 23 Less: Gain (loss) on sales of new equipment, parts and supplies 3 3 Rental Adjusted EBITDA (REBITDA) $ 307 $ 313 Total revenues $ 861 $ 804 Less: Sales of rental equipment 105 69 Less: Sales of new equipment, parts and supplies 11 9 Equipment rental, service and other revenues $ 745 $ 726 Total revenues $ 861 $ 804 Adjusted EBITDA $ 339 $ 339 Adjusted EBITDA Margin 39.4% 42.2 % Equipment rental, service and other revenues $ 745 $ 726 REBITDA $ 307 $ 313 REBITDA Margin 41.2% 43.1 % YOY Change in REBITDA $ (6) YOY Change in Equipment rental, service and other revenues $ 19 YOY REBITDA Flow-Through (31.6) %

Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through, Excluding Studio Entertainment

	Three Months Ended March 31,					
	2025			2024		
$ in millions	Herc	Studio Entertainment	Herc, excl Studio	Herc	Studio Entertainment	Herc, excl Studio
Equipment rental revenue	$ 739	$ 15	$ 724	$ 719	$ 29	$ 690
Total revenues	861	17	844	804	30	774
Total expenses	869	17	852	723	21	702
Income (loss) before income taxes	(8)	—	(8)	81	9	72
Income tax (provision) benefit	(10)	—	(10)	(16)	(2)	(14)
Net income (loss)	**(18)**	**—**	**(18)**	**65**	**7**	**58**
Income tax provision (benefit)	10	—	10	16	2	14
Interest expense, net	62	—	62	61	—	61
Depreciation of rental equipment	172	—	172	160	—	160
Non-rental depreciation and amortization	33	—	33	29	—	29
EBITDA	**259**	**—**	**259**	**331**	**9**	**322**
Non-cash stock-based compensation charges	6	—	6	5	—	5
Transaction related costs	74	1	73	3	1	2
Adjusted EBITDA	**339**	**1**	**338**	**339**	**10**	**329**
Less: Gain (loss) on sales of rental equipment	29	1	28	23	—	23
Less: Gain (loss) on sales of new equipment, parts and supplies	3	—	3	3	1	2
Rental Adjusted EBITDA (REBITDA)	**$ 307**	**$ —**	**$ 307**	**$ 313**	**$ 9**	**$ 304**
Total revenues	$ 861	$ 17	$ 844	$ 804	$ 30	$ 774
Less: Sales of rental equipment	105	1	104	69	—	69
Less: Sales of new equipment, parts and supplies	11	1	10	9	1	8
Equipment rental, service and other revenues	**$ 745**	**$ 15**	**$ 730**	**$ 726**	**$ 29**	**$ 697**
Total revenues	$ 861	$ 17	$ 844	$ 804	$ 30	$ 774
Adjusted EBITDA	$ 339	$ 1	$ 338	$ 339	$ 10	$ 329
Adjusted EBITDA Margin	**39.4 %**	**5.9 %**	**40.0 %**	**42.2 %**	**33.3 %**	**42.5 %**
Equipment rental, service and other revenues	$ 745	$ 15	$ 730	$ 726	$ 29	$ 697
REBITDA	$ 307	$ —	$ 307	$ 313	$ 9	$ 304
REBITDA Margin	**41.2 %**	**— %**	**42.1 %**	**43.1 %**	**31.0 %**	**43.6 %**
YOY Change in REBITDA	$ (6)	$ (9)	$ 3	$ 33	$ 7	$ 26
YOY Change in Equipment rental, service and other revenues	$ 19	$ (14)	$ 33	$ 65	$ 9	$ 56
YOY REBITDA Flow-Through	**(31.6)%**	**64.3 %**	**9.1 %**	**50.8 %**	**77.8 %**	**46.4 %**

HercRentals® Herc Holdings Inc. NYSE: HRI

Q1 2025 24

Q1 2025Herc Holdings Inc. NYSE: HRI 25 REBITDA Margin and Flow-Through Quarterly Trend $ in millions Q1 2024 Q2 2024 Q3 2024 Q4 2024 FY 2024 Q1 2025 Net income (loss) $ 65 $ 70 $ 122 $ (46) $ 211 $ (18) Income tax provision 16 23 38 3 80 10 Interest expense, net 61 63 69 67 260 62 Depreciation of rental equipment 160 165 174 180 679 172 Non-rental depreciation and amortization 29 30 33 35 127 33 EBITDA 331 351 436 239 1,357 259 Non-cash stock-based compensation charges 5 4 7 1 17 6 Transaction related costs 3 3 3 2 11 74 Loss on assets held for sale — — — 194 194 — Other — 2 — 2 4 — Adjusted EBITDA 339 360 446 438 1,583 339 Less: Gain (loss) on sales of rental equipment 23 20 15 29 87 29 Less: Gain (loss) on sales of new equipment, parts and supplies 3 4 3 3 13 3 Rental Adjusted EBITDA (REBITDA) $ 313 $ 336 $ 428 $ 406 $ 1,483 $ 307 Total revenues $ 804 $ 848 $ 965 $ 951 $ 3,568 $ 861 Less: Sales of rental equipment 69 65 81 96 311 105 Less: Sales of new equipment, parts and supplies 9 10 9 9 37 11 Equipment rental, service and other revenues $ 726 $ 773 $ 875 $ 846 $ 3,220 $ 745 REBITDA Margin 43.1% 43.5% 48.9% 48.0% 46.1% 41.2 % YOY REBITDA Flow-Through 50.8% 21.9% 46.1% 47.8% 42.9% (31.6)%

Q1 2025Herc Holdings Inc. NYSE: HRI 26 REBITDA Margin and Flow-Through Annual Trend $ in millions 2020 2021 2022 2023 2024 Net income $ 74 $ 224 $ 330 $ 347 $ 211 Income tax provision 20 67 104 100 80 Interest expense, net 93 86 122 224 260 Depreciation of rental equipment 403 420 536 643 679 Non-rental depreciation and amortization 63 68 95 112 127 EBITDA 653 865 1,187 1,426 1,357 Non-cash stock-based compensation charges 16 23 27 18 17 Restructuring 1 — — — — Impairment 15 3 3 — — Transaction related costs — 4 7 8 11 Loss on assets held for sale / disposal of business 3 — — — 194 Other 1 — 3 — 4 Adjusted EBITDA 689 895 1,227 1,452 1,583 Less: Gain (loss) on sales of rental equipment (5) 19 36 94 87 Less: Gain (loss) on sales of new equipment, parts and supplies 8 10 15 13 13 Rental Adjusted EBITDA (REBITDA) $ 686 $ 866 $ 1,176 $ 1,345 $ 1,483 Total revenues $ 1,780 $ 2,073 $ 2,740 $ 3,282 $ 3,568 Less: Sales of rental equipment 198 113 125 346 311 Less: Sales of new equipment, parts and supplies 28 31 36 38 37 Equipment rental, service and other revenues $ 1,554 $ 1,929 $ 2,579 $ 2,898 $ 3,220 REBITDA Margin 44.2% 44.8% 45.7% 46.4% 46.1 % YOY REBITDA Flow-Through 27.9% 47.5% 48.1% 53.0% 42.9%

Q1 2025Herc Holdings Inc. NYSE: HRI 27 Reconciliation of Net Income and Adjusted Earnings Per Diluted Share Three Months Ended March 31, $ in millions 2025 2024 Net income (loss) $ (18) $ 65 Transaction related costs 74 3 Tax impact of adjustments(1) (19) (1) Adjusted net income $ 37 $ 67 Diluted common shares 28.5 28.4 Adjusted earnings per diluted share $ 1.30 $ 2.36 Adjusted Net Income and Adjusted Earnings Per Diluted Share - Adjusted Net Income represents the sum of net income, transaction related costs, restructuring and restructuring related charges, spin-off costs, loss on extinguishment of debt, impairment charges, gain (loss) on the disposal of a business and certain other items. Adjusted Earnings per Diluted Share represents Adjusted Net Income divided by diluted shares outstanding. Adjusted Net Income and Adjusted Earnings Per Diluted Share are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business. (1) The tax rate applied for adjustments is 25.5% and reflects the statutory rates in the applicable entities.

Q1 2025Herc Holdings Inc. NYSE: HRI 28 Calculation of Net Leverage Ratio $ in millions Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Long-Term Debt, Net $ 3,753 $ 3,864 $ 4,163 $ 4,069 $ 4,026 (Plus) Current maturities of long-term debt 15 15 15 17 17 (Plus) Unamortized debt issuance costs 5 13 13 12 11 (Less) Cash and Cash Equivalents (63) (70) (142) (83) (48) Net Debt $ 3,710 $ 3,822 $ 4,049 $ 4,015 $ 4,006 Trailing Twelve-Month Adjusted EBITDA 1,483 1,491 1,527 1,583 1,583 Net Leverage 2.5 x 2.6 x 2.7 x 2.5 x 2.5 x Net Leverage Ratio –The Company has defined its net leverage ratio as net debt, as calculated below, divided by adjusted EBITDA for the trailing twelve- month period. This measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of this measure may differ from similarly titled measures used by other companies.

Q1 2025Herc Holdings Inc. NYSE: HRI 29 Reconciliation of Free Cash Flow Three Months Ended March 31, Year Ended December 31, $ in millions 2025 2024 2024 2023 2022 Net cash provided by operating activities $ 171 $ 240 $ 1,225 $ 1,086 $ 917 Rental equipment expenditures (187) (181) (1,048) (1,320) (1,168) Proceeds from disposal of rental equipment 94 61 288 325 121 Net Fleet Capital Expenditures (93) (120) (760) (995) (1,047) Non-rental capital expenditures (33) (30) (161) (156) (104) Proceeds from disposal of property and equipment 4 2 10 15 7 Other — — — (15) (23) Free Cash Flow 49 92 314 (65) (250) Acquisitions, net of cash acquired (11) (148) (600) (430) (515) (Increase) decrease in Net Debt, excluding financing activities $ 38 $ (56) $ (286) $ (495) $ (765) Free cash flow is not a recognized term under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of this measure may not be comparable to similarly titled measures reported by other companies. Free cash flow represents net cash provided by (used in) operating activities less rental equipment expenditures and non-rental capital expenditures, plus proceeds from disposal of rental equipment, proceeds from disposal of property and equipment, and other investing activities. Free cash flow is used by management in analyzing the Company’s ability to service and repay its debt, fund potential acquisitions and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non- discretionary expenditures.

Q1 2025Herc Holdings Inc. NYSE: HRI 30 Historical Fleet at OEC1 $ in millions FY 2020 FY 2021 FY 2022 FY 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 FY 2024 Q1 2025 Beginning Balance $ 3,822 $ 3,589 $ 4,381 $ 5,637 $ 6,328 $ 6,416 $ 6,714 $ 7,088 $ 6,328 $ 7,044 Expenditures 348 725 1,218 1,218 167 344 366 200 1,077 74 Disposals (552) (281) (322) (813) (150) (139) (199) (235) (723) (234) Acquisitions 28 346 395 303 76 100 200 19 395 — Foreign Currency / Other (57) 2 (35) (17) (5) (7) 7 (28) (33) (5) Ending Balance $ 3,589 $ 4,381 $ 5,637 $ 6,328 $ 6,416 $ 6,714 $ 7,088 $ 7,044 $ 7,044 $ 6,879 Proceeds as a percent of OEC 37.0% 41.8% 44.4% 44.2% 49.5% 47.9% 42.4% 42.4% 44.9% 44.8% 1. Original equipment cost based on ARA guidelines.

Q1 2025Herc Holdings Inc. NYSE: HRI 31 For additional information, please contact: Leslie Hunziker SVP Investor Relations, Communications & Sustainability leslie.hunziker@hercrentals.com 239-301-1675